UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2019, Aytu BioScience, Inc. (the “Company”) entered into an Independent Contractor Services Agreement (the “Agreement”) with Averaden, LLC (the “Contractor”). Under the terms of the Agreement, the Contractor agrees to perform certain consulting services with respect to corporate business development activities for the Company. In return, the Company has agreed to pay the Contractor $8,400 per month, which amount shall not exceed $110,000 in aggregate. The Agreement will terminate on May 15, 2020.

Gary Cantrell, a member of the board of directors (the “Board”) of the Company, is a Principal of the Contractor. As disclosed previously, Mr. Cantrell will continue to serve as a member of the Board and the Compensation Committee of the Company, but has resigned from the Company’s Audit Committee in order to comply with the audit committee independence rules of Nasdaq and the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description

10.1	Independent Contractor Services Agreement dated as of May 1, 2019, by and between Aytu BioScience, Inc. and Averaden, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	May 2, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer